Exhibit 10.29


        Agreement dated April 7, 2000, between NUWAVE Technologies, Inc.
                               and Eastman Kodak.

                                                                   April 7, 2000




NUWAVE Technologies, Inc.
One Passaic Avenue
Fairfield, NJ 07004
Attn:  Jeremiah F. O'Brien,
       Chief Financial Officer

Dear Mr. O'Brien:

          This letter agreement, when signed by NUWAVE Technologies, Inc. ("you" and "your") and Eastman Kodak Company ("us", "we" and "our") will set forth the parties agreement with respect to our providing you with print services for digital images and other related digital image fulfillment services (some of which are described in Exhibit A to this Agreement) through our Print@Kodak service (the "Services"). You agree that you will make the Services available only to your online customers who access your web sites (located at www.shutterbugclub.com and such other web sites designated and maintained by you) where such customers are located in the United States and will have the order shipped to an address within the United States (the "Customers"). You agree not to enter into any formal or informal arrangement, agreement or understanding with any retailers or wholesalers regarding the Services offered by us hereunder to the customers of any such retailers or wholesalers. You also agree that we will be the only provider of those digital image fulfillment services described in Exhibit A made available by you to your Customers and that you will not enter into any agreement with any third party for the provision of such digital image fulfillment services for your Customers. If you wish to enter into any arrangement or agreement with a third party regarding the provision of any digital image fulfillment service other than those services described in Exhibit A, you agree to give us prior written notice thereof (specifying in detail the terms of the proposed arrangement or agreement). During the 30 day period beginning on our receipt of such written notice, you agree that you will not enter into such arrangement or agreement and you further agree to negotiate with us, in good faith, concerning the terms under which we would be willing to provide such services to you. If, within such 30 day period, the parties are unable to reach a definitive agreement as to the terms under which we would perform such services to you, you may enter into an agreement or arrangement with such third party limited to the specific services on which no agreement with us has been reached, for a term not to exceed one year, at which time we will again have the opportunity to negotiate with you concerning our providing such services to you.

          TERM AND TERMINATION. This Agreement shall be binding upon your
          --------------------
execution of this Agreement below. The term ("Term") of this Agreement shall be for a one (1) year period commencing on the date that the Services are first made available to your web sites by us and ending on the first anniversary thereof. Thereafter, this Agreement shall continue until terminated by either party on not less than thirty (30) days prior written notice. This Agreement may be terminated upon the breach of any material provision hereof in accordance with the provisions set forth in the General Terms and Conditions attached hereto as Exhibit B.

          RECEIPT AND PROCESSING OF ORDERS. You will be solely responsible for
          --------------------------------
collecting order information for the Services from Customers, including the necessary packing slip information (the "Orders"). We will provide you with a written notice of the recommended minimum image resolutions for each product format and we shall have the right upon 30 days prior written notice to you to modify such recommended minimum image resolutions. You agree to communicate such recommended minimum image resolutions to your Customers. You will transmit each

NUWAVE TECHNOLOGIES, INC.
As of April 7, 2000
Page 2


Order including the digital image(s) to our server in a format specified by our API. You will also be solely responsible for all aspects of the transaction with the Customers, including without limitation setting of prices and shipping and handling charges to your Customers, receiving and processing Customer payments, collecting and remitting applicable sales taxes, and providing Customer Service (as more fully described below). We will process the Orders and ship completed Orders directly to Customers in accordance with the packing slip information transmitted by you. We agree that during any given month during the Term at least 98% of the Orders for standard prints received by us during such month, on a monthly average, will be processed and shipped by us within two (2) business days of our receipt of such Orders; except that Orders received by us during December 5 through December 24 will be processed and shipped by us within four
(4) business days of our receipt of such Orders. We will include with all Orders a packing slip containing the delivery information specified by you. We will provide online access for your customer service personnel (but not Customers) to track the processing and shipping of Orders. We will have no responsibility for archiving or storing digitized images transmitted to us for processing of Orders, and we may delete all such images from our systems upon shipment of Orders to Customers.

          PRODUCT AND PACKAGING. Orders for standard prints will be processed on
          ---------------------
Kodak branded photographic paper and Orders for other products will be processed on inkjet media, thermal media or other media as appropriate for the product ordered. Orders will be returned to Customers in packaging branded with only the Kodak trademark, provided, however, that if revenues earned by us for Services rendered hereunder equal or exceed $50,000 per month, then Orders for standard prints will be returned to Customers in Kodak branded packaging which also includes your brand and/or trademark. The appearance of your brand and/or trademark on the packaging will be mutually agreed upon by the parties, and if the parties cannot so agree, Orders for standard prints will be packaged in our standard packaging. At your request, we will include one promotional insert, provided by you at your expense, in the envelope for each Order for standard prints shipped by us to a Customer. The promotional insert provided by you must comply with those size and weight specifications provided by us to you, must be acceptable to us as consistent with our production systems and the workflow of our operations, arid must not cause us to incur greater shipping costs than we incur with our standard packaging. We will have the right to refuse to include any such promotional insert which is reasonably unacceptable to us. You are responsible for keeping us adequately supplied with sufficient quantities of such promotional inserts.

          KODAK TRADEMARKS. You agree to include Kodak's trademarks (including
          ----------------
"KODAK Digital Pictures" and other trademarks approved by Kodak) on your web site pages which make available the Services being provided by us and you agree that Kodak's trademarks shall be displayed only in accordance with those trademark guidelines attached hereto as Exhibit C (which trademark guidelines may be modified by us from time to time). Except as authorized in or pursuant to this Agreement, you agree not to use our trademarks, trade names, service marks or trade dress for any purpose without our prior written consent, and any such permitted use shall not be in a manner that might result in customer confusion between our trademarks and trademarks used by you in connection with products and services not provided by us or between our products and services and the products and services provided by you or any third party. Further, you agree that on your web site pages on which the Services are offered, no third party branded or private labeled product or service will have greater prominence than the Kodak branding for the Services or will be placed before the Services.

          CUSTOMER SERVICE. You agree to provide support for any Customer and,
          ----------------
except as set forth below, will be responsible for resolution of all issues and inquiries by Customers regarding the Services provided by us hereunder. We will be responsible for second level Customer support for issues involving on-line

NUWAVE TECHNOLOGIES, INC.
As of April 7, 2000
Page 3


Order tracking and returned Orders. If, within 15 days of our shipment of an Order you receive notice from a Customer that such Customer is unsatisfied with the quality of the Services performed by us hereunder and if you promptly forward such notice to us, then we will, at your option (i) upon re-transmittal to us of Order information and the digital image(s) in question, re-perform the Services and ship the replacement order to the Customer, on a one-tune basis without charge, or (ii) provide you with a credit for all amounts paid by you with respect to the disputed portion of the Order. Notwithstanding the foregoing, we will have no obligation to re-perform the Services or provide you with a credit if the Customer image provided to us did not adhere to the minimum recommended image resolutions or if the Customer image was not transmitted to our server in the required format. Except as otherwise set forth in this Agreement, and notwithstanding any contrary provision set forth in any agreement between you and any Customer, you will be solely responsible for any obligations to the Customers and we will have no liability or obligations with respect thereto.

          PRICES. Our prices for the Services, which will remain in effect
          ------
throughout the Term, are set forth on Exhibit A. Notwithstanding the foregoing, we may increase such prices upon 30 days prior written notice based upon and equal to any increases in photographic paper prices (or other media prices) and/or chemical prices from our vendors (or our affiliates' vendors), plus increases in costs for labor, supplies and other operating expenses. We will bill you for all Orders processed hereunder, and you shall pay us monthly in arrears by the 20th calendar day of the following month. For example, a statement dated June 30 is due for payment July 20th. Payment of the statements shall not be contingent upon your request or receipt of proof of delivery to Customers, and you shall not make any deductions or setoffs in paying the amounts due in the statements. If, during the Term, the total amount invoiced (excluding shipping and handling charges) by us to you for print processing exceeds $3,000,000, you will be entitled to a 5% discount on subsequent amounts invoiced for print processing during the remainder of the year. If, during the Term, the total amount invoiced (excluding shipping and handling charges) by us to you for print processing exceeds $5,000,000, the discount will then be increased to 10% on subsequent amounts invoiced for print processing during the remainder of the year.

          END USER LICENSE AGREEMENT TERMS. You agree that all Customers will be
          --------------------------------
required, as part of the submission of digitized images and information related to an Order, to acknowledge their agreement with your end user license agreement ("EULA") that will contain all of the terms attached to this Agreement as Exhibit D. If your EULA fails to include the terms set forth on Exhibit D, you agree to indemnify and hold us and our affiliates harmless from all claims, actions, damages, costs and expenses (including but not limited to reasonable attorneys' fees) which are related in any way to your failure to comply with such provisions.

          PUBLICITY AND ADVERTISING. You agree that you will not issue any press
          -------------------------
releases or otherwise refer to the existence or terms of this Agreement except as and to the extent approved and permitted by us in writing.

          MISCELLANEOUS. Each of the Exhibits attached hereto is a part of this
          -------------
Agreement and the parties agree to abide by the terms set forth therein. Facsimile signatures will be deemed original signatures for purposes of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed for all purposes to constitute one and the same instrument.

NUWAVE TECHNOLOGIES, INC.
As of April 7, 2000
Page 4


          If this Agreement is acceptable to you, please indicate your acceptance by signing and dating the acknowledgment set forth below.

                                        Very truly yours,

                                        EASTMAN KODAK COMPANY

                                        By:    /s/ Willy C. Shih
                                        Print  Name: Willy C. Shih
                                        Title: Senior Vice President
                                        Date:
                                             -----------------------------------
                                        Address:
                                        Eastman Kodak Company
                                        343 State Street
                                        Rochester, New York 14650
                                        Attn: Sales Manager, Print@Kodak
Accepted and agreed to:

NUWAVE Technologies, Inc.

By:    /s/ Jeremiah F. O'Brien
Name:  Jeremiah F. O'Brien
Title: Chief Financial Officer
Date:  April 7, 2000

Address:  NUWAVE Technologies, Inc.
          One Passaic Avenue
          Fairfield, NJ 07004

                                    Exhibit A
                         PRODUCT LIST AND PRICE SCHEDULE
                         -------------------------------

                                          Prices
                                          ------
4x6 inch Print                            $0.32
5x7 inch Print                            $0.84
8x10 inch Print                           $2.00
Gift or Specialty Items                   to be mutually agreed upon

Shipping and Handling:

Standard shipping and handling
(via First Class Mail within U.S.)                              $1.95 per order
Express shipping and handling
(via Air Courier within U.S.)                                   $6.95 per order

Shipping and handling charges are subject to change to reflect increases in our costs and changes in products and services offered hereby.

For purposes of this Agreement, the term "standard prints" shall mean 4x6 inch prints, 5x7 inch prints and 8x10 inch prints.

Prices do not include sales taxes, if any, which may be due with respect to the provision of products and/or services. For purposes of determining sales tax obligations, you agree to provide us with the retail price of each item purchased in each Order. We will invoice you the sales tax amount due to be paid by you and/or us and you will pay us such invoiced amount within twenty (20) days of your receipt of each invoice. We will remit the sales tax amounts received from you to the appropriate taxing authorities.

You agree to provide us with any necessary sales tax exemption certificates where the Orders are delivered directly to you.

                                    EXHIBIT B

                          GENERAL TERMS AND CONDITIONS


SALES AND SERVICE. During the Term, you will cooperate with us to ensure that
- -----------------
the Services are rendered to you in a safe and effective manner, in compliance with the law and in compliance with reasonable rules relating to such Services (including your providing to your Customers any legally required notification that we may provide to you). Unless otherwise agreed to in writing by us, the Services will only be provided to your Customers located in the United States with the Orders to be shipped to addresses within the United States. You will notify us promptly of all inquiries or complaints received with respect to the Services performed by us.

PORNOGRAPHIC AND OBSCENE MATERIALS. Each of the parties acknowledges that the
- ----------------------------------
distribution of pornographic and obscene photographs, digitized images, negatives, slides and prints portraying child abuse, torture and other crimes ("Obscene Photographs") is prohibited by local, state and federal law. We shall have the right, exercised by us in our sole discretion: (i) to withhold any Obscene Photograph or other objectionable image; (ii) to contact directly any customer of yours who has submitted any Obscene Photograph or other objectionable images for processing; and (iii) to notify appropriate government agencies of Obscene Photographs in accordance with applicable law. All decisions whether or not any photographic material is an Obscene Photograph or an objectionable image, or should be reported to a governmental authority, will be made by us in our sole discretion.

CONFIDENTIALITY. Except as otherwise agreed in writing, neither party shall, at
- ---------------
any time during the Term of or for two years after the termination or expiration of this Agreement, use for its benefit or purposes or for the benefit or purposes of any person, firm, partnership, association, corporation or business organization ("person") other than the other party or disclose in any manner to any person other than the other party (i) any information, data or knowledge (including but not limited to, information, data or knowledge relating to the services provided by the other party, market development programs, costs, revenues, equipment, processes, plans or employees) belonging or relating to the other party's affairs or (ii) any trade information, techniques, trade secrets and other confidential information, concerning the other party's business and its method of doing business, including, without limitation, the terms of this Agreement.

EARLY TERMINATION. Either party shall have the right to terminate this Agreement
- -----------------
immediately upon delivering to the other party a written termination notice if the other party (i) attempts to transfer or assign this Agreement or any right or obligation hereunder, except as otherwise provided in this Agreement; (ii) becomes insolvent, or requests its creditors for a moratorium, or enters into an assignment for the benefit of creditors with its creditors, or suffers the appointment of a temporary or permanent receiver, trustee or custodian for all or a substantial part of its assets that is not discharged within 30 days, or
(iii) files a voluntary petition for relief under the Bankruptcy Code, or if an Order for Relief under the Bankruptcy Code is entered against it, or if a petition or answer is filed proposing the entry of an Order for Relief under the Bankruptcy Code which is not discharged or denied within 60 days after the filing of such petition or answer.

REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other
- ------------------------------
that (i) this Agreement has been duly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms and (ii) the execution and performance of this Agreement does not require any consent, approval or notice under, and will not conflict with or result in a breach of or default under, any agreement to which it is a party, or any law, order, judgment or ruling of any governmental authority or any other material restriction of any kind or character to which it is subject. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH ABOVE, WE DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WE DO NOT WARRANT THAT THE SERVICES DESCRIBED IN THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR-FREE, THAT DEFECTS WILL BE CORRECTED, OR THAT OUR WEB SITE, OR THE SERVER THAT MAKES IT AVAILABLE, ARE FREE OF COMPUTER VIRUSES OR OTHER HARMFUL COMPONENTS.

LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES, INCLUDING BUT NOT LIMITED TO
- -----------------------
NEGLIGENCE, SHALL WE OR OUR AFFILIATES BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OF, OR THE INABILITY TO USE THE SERVICES DESCRIBED IN THIS AGREEMENT. YOUR SOLE REMEDY FOR ANY DAMAGES WHATSOEVER UNDER THIS AGREEMENT SHALL BE LIMITED TO OUR RE-PERFORMANCE OF THE SERVICES OR A CREDIT FOR AMOUNTS PAID AS PROVIDED FOR IN THE AGREEMENT.

SALES TAX INDEMNITY. You agree to indemnify and hold us and our affiliates
- -------------------
harmless from any and all claims, actions, damages, costs, expenses (including but not limited to reasonable attorneys' fees), penalties, interest and all other amounts alleged as owing which are asserted against or incurred by us and which relate in any way to sales taxes, use taxes and similar taxes owed or owing as a result of the Services provided by us and which have not been previously paid by you to us.

TRADEMARKS AND COPYRIGHTS. Neither party shall have any right to use the other
- -------------------------
party's trademarks for any purpose whatsoever unless otherwise permitted by this Agreement or otherwise agreed to in writing by each party. You acknowledge and agree: (i) that we will use certain existing trademarks, including, but not limited to "Kodak," "Kodak Digital Pictures" and "Print@Kodak", related trademarks and trade dress, in the promotion and advertising of our photofinishing and imaging services generally (such marks and trade dress referred to herein as the "Marks"); (ii) that we are the sole owner of the Marks, and that, except as specifically set forth in the Agreement, nothing in this Agreement shall convey any right, title, license or other interest in or to the Marks; and (iii) you shall make no use of the Marks other than as expressly permitted in this Agreement. We acknowledge and agree: (i) that you will use certain existing trademarks and trade dress and may develop additional trademarks for your use in the promotion and advertising of your service (referred to herein as the "Customer Marks"); (ii) that you are the sole owner of the Customer Marks, and that nothing in this Agreement shall convey any right, title, license or other interest in or to the Customer Marks; and (iii) that we shall not use the Customer Marks except as required by our obligations under the Agreement. You agree that you will not submit to us for processing, printing or other fulfillment any digital images or other materials which infringe upon or otherwise violate the copyright or other intellectual property rights of any third party. You agree to indemnify and hold us and our affiliates harmless from and against any and all losses, damages, costs or expenses, including reasonable attorneys' fees arising out of any claim of infringement relating to our use of the Customer Marks or arising out of your violation of the foregoing restrictions.

DEFAULT. If either party fails to pay any amount due under this Agreement when
- -------
such amount shall become due and payable and such amount shall remain unpaid more than 10 business days after receipt of written notice from the other party, then the other party shall have the right, without prior notice, to terminate this Agreement for cause. The non-performance by a party of any other material term, covenant or condition of this Agreement, which is not satisfactorily and fully cured within 60 days after receipt of written notice thereof from the other party affected by the non-performance sent by certified or registered mail at the respective addresses set forth herein, shall constitute an event of default. Upon an event of default, the non-defaulting party may terminate this Agreement for cause, provided that if a default, by its nature, would require more than 60 days to cure, the defaulting party shall be deemed to have cured such default if, prior to the end of the 60 day period, it has taken reasonable steps to effect a cure and thereafter continues in good faith to eliminate the default as soon as practicable. Notwithstanding the foregoing, if either party breaches any of the terms, covenants or conditions contained in either the "Confidentiality" section or the "Trademarks and Copyrights" section of these General Terms and Conditions, and if the defaulting party has not fully cured such default within 2 business days after receipt of written notice thereof from the other party sent by certified or registered mail at the respective addresses set forth herein, the non-defaulting party shall be entitled to immediately terminate this Agreement upon written notice to the defaulting party.

FORCE MAJEURE. We shall not be liable for loss or damage due to delay in
- -------------
processing or delivery resulting from any cause beyond our control. A delay resulting from any cause beyond our control shall extend the time for delivery to a date that provides us with a reasonable period to process and deliver the photographic prints or merchandise after the cause of the delay has been removed.

RESOLUTION OF DISPUTES. Except in the case of allegations of the breach of the
- ----------------------
Trademarks and Copyrights or Confidentiality Sections of this Agreement, neither party shall resort to litigation against the other party regarding a dispute arising out of this Agreement without first attempting in good faith to resolve the dispute by mediation. Either party initiate a mediation proceeding by a written request to the other party. Thereafter, the parties will be obligated to engage in mediation, which will be conducted in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes. The expenses of such mediation shall be borne by the non-prevailing party of such mediation or as otherwise determined in such mediation proceeding.

USE OF SOFTWARE. You agree that you will use our API, applicable SDKs and
- ---------------
related software only for the purpose of performing your obligations under this Agreement and that you will maintain the confidentiality of, and not disclose to third parties, the API, applicable SDKs and related software.

MISCELLANEOUS. In this Agreement and in any Exhibit to this Agreement, the term
- -------------
"parties" shall mean you and us, and the term "party" shall refer to each of us. This Agreement represents the entire agreement of the parties and supersedes any prior agreement relating to the subject matter hereof. Unless otherwise noted herein, there are no other written or oral agreements between the parties relating to the subject matter hereof. This Agreement may be amended only by a written instrument signed by each party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, except that any assignment hereof by you shall require our consent, which we will not unreasonably withhold. We may have our affiliates or subcontractors perform the Services and/or any of our obligations under this Agreement. We may assign (or partially assign) our rights and obligations under this Agreement without your consent. Any term or provision of this Agreement that is held invalid or non-enforceable shall be severed from this Agreement and the remaining terms and provisions shall survive and constitute the entire agreement of the parties. All of your obligations under this Agreement to indemnify and hold us and/or our affiliates harmless shall survive the expiration of this Agreement. This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of law principles thereof. All notices to be sent under this Agreement shall be sent by first class mail, certified or registered mail, overnight carrier or e-mail, to the party for which such notice is intended at the address for such party set forth below the signature line for such party. All notices shall be effective upon receipt.

                                    EXHIBIT C

                              TRADEMARK GUIDELINES
                              --------------------

For purposes of these Trademark Guidelines, "Kodak" shall mean Eastman Kodak Company and "You" shall mean Nuwave Technologies, Inc.


1.   LIMITATIONS ON RIGHT TO DISPLAY MARKS. Kodak has granted You certain
     -------------------------------------
rights to display certain of its trademarks (the "Marks") subject to conditions set forth in these Trademark Guidelines. The right of display of the Marks granted by Kodak to You is non-exclusive. Upon written notice to You, Kodak may substitute alternative marks.

2.   TERM. The rights granted to You to display the Marks will expire upon
     ----
the expiration or termination of that agreement to which these Trademark Guidelines have been attached, incorporated or otherwise referenced (the "Agreement"). Upon the expiration or termination of the Agreement, You will promptly dispose of all materials bearing the marks in accordance with Kodak's instructions and remove the marks from your web site(s).

3.   MANNER OF DISPLAY. You will display the Marks only in accordance with
     -----------------
the design guidelines attached hereto as Schedule 1, as the same may be modified by Kodak from time to time. You agree to place notices specified by Kodak on such materials as Kodak requires, to inform the public that Kodak is the owner of the Marks and that You are displaying the marks with Kodak's permission.

4.   QUALITY OF STANDARDS. The Marks may be displayed only in connection with
     --------------------
the products and/or services described in the Agreement. You agree not to display the Marks on products, services or related promotional materials displaying images that are obscene, pornographic, profane, vulgar, abusive, indecent, libelous, defamatory, unlawful or otherwise objectionable, including without limitation any distribution or transmission of images that would constitute criminal offense, give rise to civil liability or otherwise violate any local, state, national or international law. You agree not to display the Marks on products, services or related promotional materials displaying images or information which violate infringe upon the rights of others, including with out limitation material which is an invasion of privacy or publicity rights or which is protected by copyright, trademark or other proprietary rights, without first obtaining permission of the rights holder.

5.   PRIOR APPROVAL. Prior to any display by You of the Marks, You will
     --------------
submit to Kodak, for inspection and approval by Kodak, copies and/or proofs of the exact manner in which you intend to display the Marks. Kodak shall have the right to approve the quality and appearance of your intended display of the Marks. If Kodak has not responded to You within fifteen (15) business days after Kodak's receipt of such materials the same will be deemed approved but, if materials are used by You after failure to receive such response, You will make any changes as subsequently requested by Kodak. You agree to promptly make all changes as requested by Kodak. You will not combine the Marks with any other product, service, package design, name, symbol or trademark without the prior written approval of Kodak.

6.   LIMITATIONS. No license or rights under any other trademark, trade name,
     -----------
trade dress, copyright, or design is granted by these Trademark Guidelines. You have no right to assign, transfer or sublicense any of your rights to display the Marks. You have no right to authorize others to display the Marks. You agree not to use or to permit the use of any other trade dress or trademarks which are likely to be confusingly similar to the trademarks or trade dress of Kodak. You will promptly notify Kodak, of any conflicting use of or acts of infringement concerning the Marks and will cooperate, as Kodak may deem advisable to protect the rights of Kodak.

7.   OWNERSHIP OF TRADEMARKS AND TRADE DRESS. You acknowledge the ownership
     ---------------------------------------
of all trade dress and trademarks incorporated in or associated with the Marks belongs to Kodak, and agree that all display by You of the Marks shall inure solely to the benefit of Kodak. You agree not to challenge or assist in challenging the validity of the ownership of the Marks by Kodak. You agree to execute any written document required by Kodak to confirm ownership of the Marks or to confirm the grant of these rights. If You acquire by operation of law or otherwise any rights in any such trade dress or trademarks, You will, at the request of Kodak assign such rights to Kodak at no cost to Kodak along with any goodwill associated with such rights.

8.   PRODUCT AND SERVICE CLAIMS AND WARRANTY. You agree not to make any
     ---------------------------------------
claims, representations or warranties for or about the products or services with which the Marks will be associated that have not been approved by Kodak.

                                   Schedule 1

                                [To be provided]

                                    Exhibit D

                        END USER LICENSE AGREEMENT TERMS
                        --------------------------------

Each EULA agreed to by Customers will include the following terms, in addition to those otherwise included therein:

     1. COPYRIGHT POLICY, REPRESENTATION AND INDEMNITY. Customer is advised that it is illegal to reproduce or distribute copyrighted material without the permission of the copyright owner. Accessing images or text provided on web sites does not give Customer any rights to use. Only the copyright owner, or the owner's legal agent, can grant permission to copy, distribute, or publicly display protected material. The copyright owner in most cases is the creator of the image. Images are generally owned by the photographer; text is generally owned by the author. By submitting digital images ("Images") for processing or fulfillment, Customer represents and warrants to Nuwave Technologies, Inc. and its third party suppliers and fulfillers that Customer has all right, title and interest in and to all copyright to the Images, or the unrestricted right to copy and use such Images. Further, by submitting the Images for processing or fulfillment, Customer grants to Nuwave Technologies, Inc. and its third party suppliers and fulfillers a limited, royalty free and non-exclusive license to use, adapt, transmit, copy and display the Images solely in connection with the processing and fulfillment of Customer's orders for the Images. Customer agrees to indemnify and hold harmless Nuwave Technologies, Inc. and its third party suppliers and fulfillers (and their respective affiliates) from and against any and all losses, damages, costs or expenses, including reasonable attorneys' fees, arising out of a breach of the foregoing representation and warranty or any claim by a third party that the Image (or the use thereof) constitutes an infringement or other violation of such third party's copyright or other intellectual property rights. Customer's obligation to indemnify and hold harmless as set forth herein shall survive any expiration and termination.

     2. IMAGE CONTENT POLICY AND ACKNOWLEDGEMENT. Customer understands, acknowledges and agrees that Images are subject to examination by Nuwave Technologies, Inc. and/or its third party suppliers and fulfillers, and the content of such Images are governed by applicable laws, including laws which prohibit pornography, child pornography and child abuse. If, in the sole judgment and discretion of Nuwave Technologies, Inc. or its third party suppliers and fulfillers, there exists any potential violations of law, Nuwave Technologies, Inc, or its third party suppliers and fulfillers may report such potential violation to law enforcement authorities. State and federal law prohibit the distribution of obscene or pornographic material. All processed Orders with images considered obscene or pornographic will not be returned to the Customer. In addition, Nuwave Technologies, Inc. and its third party suppliers and fulfillers shall have the right at all times to review the Images, to disclose the Images as necessary to satisfy any laws, regulations or government requests and to refuse to perform any orders for processing or fulfillment that are, in the sole judgment and discretion of Nuwave Technologies, Inc. or its third party suppliers and fulfillers, objectionable or in violation of this Agreement.

     3. LIMITATION OF LIABILITY; LIMITATION AND DISCLAIMER OF WARRANTIES. The submission by Customer of an Image for processing or fulfillment constitutes an agreement by Customer that any damage to or loss of the Image by Nuwave Technologies, Inc. or its suppliers or fulfillers, even through negligence or other fault, will only entitle Customer to a refund or credit of the purchase price for such processing or fulfillment. Except for such refund or credit, the acceptance by Nuwave Technologies, Inc. or its suppliers or fulfillers of the Image is without warranty or liability, either express, implied, statutory or otherwise. ALL OTHER WARRANTIES (INCLUDING HUT NOT LIMITED TO THE


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          IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR
          PURPOSE) ARE EXPRESSLY DISCLAIMED. Neither Nuwave Technologies, Inc. nor its third party suppliers or fulfillers will have any liability for any direct, indirect, consequential, special or incidental damages, (including business damages) arising out of the processing or fulfillment of Images, even if they have been advised of the possibility of such damages.


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